                                           *** Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                               Under 17 C.F.R. Sections 200.80,
                                               200.83 and 230.406.

                                                                   EXHIBIT 10.51

                             COLLABORATION AGREEMENT

                                     BETWEEN

                          SIGNAL PHARMACEUTICALS, INC.,

                            A CALIFORNIA CORPORATION

                                       AND

                            NIPPON KAYAKU CO., LTD.,

                             A JAPANESE CORPORATION

                                TABLE OF CONTENTS

                                                                                          PAGE

ARTICLE 1           DEFINITIONS..............................................................2

        1.1    "Affiliate"...................................................................2

        1.2    "CNS".........................................................................2

        1.3    "CNS Field"...................................................................2

        1.4    "Collaboration"...............................................................2

        1.5    "Collaboration Know-How"......................................................2

        1.6    "Collaboration Patents".......................................................2

        1.7    "Commercializing Party".......................................................3

        1.8    "Compound"....................................................................3

        1.9    "Control".....................................................................3

        1.10   "Effective Date"..............................................................3

        1.11   "FDA".........................................................................3

        1.12   "Field".......................................................................3

        1.13   "FTE".........................................................................3

        1.14   "Joint Commercialization Agreement"...........................................3

        1.15   "Joint Commercialization Alternative".........................................3

        1.16   "Know-How"....................................................................3

        1.17   "Net Sales of Other Products".................................................3

        1.18   "Net Sales of Products".......................................................4

        1.19   "Nippon Kayaku Know-How"......................................................4

        1.20   "Nippon Kayaku Patents".......................................................4

        1.21   [***]    .....................................................................4

        1.22   "Other Product"...............................................................4

        1.23   "Patent"......................................................................4

        1.24   "Patent Committee"............................................................4

        1.25   "Patent Costs"................................................................5

        1.26   "PNS Field"...................................................................5

        1.27   "Product".....................................................................5

        1.28   "Research"....................................................................5

        1.29   "Research Lead"...............................................................5


                                       i.

                      ***Confidential Treatment Requested

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE

        1.30   "Research Management Committee"...............................................5

        1.31   "Research Plan"...............................................................5

        1.32   "Research Term"...............................................................5

        1.33   "Rest of the World"...........................................................5

        1.34   "Royalty Alternative".........................................................5

        1.35   "Signal Know-How".............................................................5

        1.36   "Signal Patents"..............................................................6

        1.37   "Third Party".................................................................6

        1.38   "Valid Claim".................................................................6

ARTICLE 2           RESEARCH PHASE OF COLLABORATION..........................................6

        2.1    Research......................................................................6

        2.2    Responsibilities of the RMC...................................................6

        2.3    Determination of Research Lead................................................7

        2.4    Know-How, Reports and Delivery of Compounds...................................7

        2.5    Animal Models.................................................................8

        2.6    Research Contributions........................................................9

        2.7    Research Expenses.............................................................9

        2.8    Visiting Scientists...........................................................9

ARTICLE 3         DEVELOPMENT AND COMMERCIALIZATION PHASE OF COLLABORATION..................10

        3.1    Co-Development and Commercialization of the Products in the Field............10

        3.2    Royalty Alternative in the Field.............................................11

ARTICLE 4         PAYMENTS..................................................................12

        4.1    Funding for Research.........................................................12

        4.2    Nippon Kayaku Royalties on Sales of Products in the PNS Field in Japan.......12

        4.3    Royalties on Sales of Products Outside the Field.............................12

        4.4    Royalties on Sales of Other Products in the Field............................12

        4.5    Royalties on Sales of Other Products Outside the Field.......................13

        4.6    Royalties Under Royalty Alternative..........................................13


                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE

ARTICLE 5           ROYALTY OBLIGATIONS.....................................................13

        5.1    Royalties For Sales of Products or Other Products............................13

        5.2    Foreign Exchange.............................................................13

        5.3    Blocked Currency.............................................................13

        5.4    Taxes........................................................................13

        5.5    Payment......................................................................14

        5.6    Duration.....................................................................14

        5.7    Accounting...................................................................14

        5.8    Sales by Sublicensees........................................................14

ARTICLE 6           LICENSE GRANTS..........................................................15

        6.1    Licenses During Collaboration................................................15

        6.2    Commercialization Licenses...................................................17

        6.3    Sublicenses..................................................................18

ARTICLE 7           CONFIDENTIALITY; PUBLICATIONS...........................................18

        7.1    Confidentiality; Exceptions..................................................18

        7.2    Authorized Disclosure........................................................19

        7.3    Publications.................................................................19

        7.4    Public Disclosure............................................................19

ARTICLE 8         OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS......................20

        8.1    Ownership of Collaboration Patents; Nippon Kayaku Patents; Signal
               Patents......................................................................20

        8.2    Patent Filings...............................................................20

        8.3    Enforcement Rights...........................................................21

ARTICLE 9           REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY.............................23

        9.1    Representations and Warranties...............................................23

        9.2    Limitation on Warranties.....................................................24

        9.3    Negative Covenants...........................................................24

ARTICLE 10          TERM AND TERMINATION....................................................25

        10.1   Term.........................................................................25

        10.2   Termination For Breach.......................................................25

                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE

        10.3   Termination For Bankruptcy...................................................25

        10.4   Surviving Rights.............................................................25

        10.5   Accrued Rights, Surviving....................................................25

        10.6   Termination Not Sole Remedy..................................................26

ARTICLE 11          INDEMNIFICATION; INSURANCE..............................................26

        11.1   Research and Development Indemnification.....................................26

        11.2   Indemnification Procedures...................................................26

        11.3   Insurance....................................................................27

ARTICLE 12          DISPUTE RESOLUTION......................................................27

        12.1   Disputes.....................................................................27

        12.2   Dispute Resolution Procedures................................................27

ARTICLE 13          MISCELLANEOUS...........................................................28

        13.1   Assignment...................................................................28

        13.2   Research and Development Entities............................................28

        13.3   Consents Not Unreasonably Withheld...........................................28

        13.4   Force Majeure................................................................29

        13.5   Further Actions..............................................................29

        13.6   No Trademark Rights..........................................................29

        13.7   Notices......................................................................29

        13.8   Waiver.......................................................................30

        13.9   Severability.................................................................30

        13.10  Ambiguities..................................................................30

        13.11  Counterparts.................................................................30

        13.12  Entire Agreement.............................................................30

        13.13  Governing Law................................................................31

        13.14  Headings.....................................................................31


                                       iv.

                             COLLABORATION AGREEMENT

        THIS COLLABORATION AGREEMENT (the "Agreement") is made effective as of February 9, 1998 by and between SIGNAL PHARMACEUTICALS, INC., a California corporation having its principal place of business at 5555 Oberlin Drive, San Diego, California 92121 ("Signal"), and NIPPON KAYAKU CO., LTD., a Japanese corporation having its principal place of business at Tokyo Fujimi Building, 11-2, Fujimi 1-chome, Chiyoda-ku, Tokyo 102, Japan ("Nippon Kayaku"). Signal and Nippon Kayaku may be referred to herein as a "Party" or, collectively, as "Parties."

                                    RECITALS

        WHEREAS, Signal has developed and licensed certain technology and intellectual property in the area of drug discovery and lead optimization and is experienced in the research and development of small-molecule drugs;

        WHEREAS, Nippon Kayaku is a pharmaceutical company dedicated to the research, development and commercialization of pharmaceutical products;

        WHEREAS, Nippon Kayaku has identified the compound [***] (as described in Exhibit A hereto) and the derivatives thereof;

        WHEREAS, Signal and Nippon Kayaku concluded a secrecy agreement dated September 20, 1996 (the "Secrecy Agreement") and a material transfer agreement dated May 19, 1997 (the "Material Transfer Agreement"), under which Signal has conducted the evaluation of certain information and a sample of the compound [***] received from Nippon Kayaku, and Signal has notified Nippon Kayaku of its desire to conduct a pilot experiment to examine the effects of the compound [***] and to conclude a further agreement relating to a right to research and develop the compound [***] and the derivatives thereof jointly with Nippon Kayaku;

        WHEREAS, Nippon Kayaku has exclusive rights to the compound [***];

        WHEREAS, Signal and Nippon Kayaku wish to establish a collaborative relationship to develop and commercialize novel products based on or derived from [***] for the treatment and prevention of diseases and disorders of the central nervous system and peripheral nervous system; and

        WHEREAS, Signal and Nippon Kayaku wish to enter into this Agreement to establish the collaboration on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:




                                       1.

                      ***Confidential Treatment Requested

                                    ARTICLE 1

                                   DEFINITIONS

        The following terms shall have the following meanings as used in the
Agreement:

        1.1 "AFFILIATE" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which (directly or indirectly) is controlled by, controls or is under common control with a Party. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Party, shall mean the possession (directly or indirectly) of at least fifty percent (50%) of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity, or, where the laws of the jurisdiction in which such entity operates prohibit ownership by a Party of fifty percent (50%), such ownership shall be at the maximum level of ownership allowed by such laws.

        1.2 "CNS" means central nervous system.

        1.3 "CNS FIELD" means the treatment or prevention of CNS diseases or disorders in humans.

        1.4 "COLLABORATION" means the activities, rights and obligations of Signal and Nippon Kayaku encompassed in their relationship in accordance with the Research Plan during the Research Term and, in any further relationship between the Parties pursuant to the Joint Commercialization Agreement, during the life of such further relationship.

        1.5 "COLLABORATION KNOW-HOW" means Know-How (i) relating to Compounds;
(ii) relating to results and data from animal studies conducted as part of the Research under this Agreement in accordance with the Research Plan; or (iii) otherwise arising from or in connection with the conduct of the Research under this Agreement in accordance with the Research Plan and jointly owned by or within the common Control of the Parties or their respective Affiliates, but excluding Collaboration Patents.

        1.6 "COLLABORATION PATENTS" means all Patents that claim or cover inventions (i) made jointly (as determined in accordance with the rules of inventorship under United States patent law) by officers, employees, consultants or agents of Signal or one of its Affiliates, on the one hand, and officers, employees, consultants or agents of Nippon Kayaku or one of its Affiliates, on the other hand, in connection with activities conducted pursuant to the Research Plan, (ii) which come under the common Control of Signal or one of its Affiliates, on the one hand, and Nippon Kayaku or one of its Affiliates, on the other hand, prior to the end of the Research Term or (iii) based on or derived from a Compound and conceived or reduced to practice during the Research Term by officers, employees, consultants or agents of one or both of the Parties.



                                       2.

        1.7 "COMMERCIALIZING PARTY" shall have the meaning assigned to it in
Section 5.1.

        1.8 "COMPOUND" shall mean a small-molecule compound based on or derived from [***], which is either synthesized through medicinal chemistry and combinatorial chemistry techniques or identified through searching the database of Signal's compound library as described in Section 2.4(c), that, in each case, is identified in the course of the Research by one or both of the Parties.

        1.9 "CONTROL" means, with respect to an item of information or intellectual property right, possession of the ability to grant a license or sublicense as provided for herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party.

        1.10 "EFFECTIVE DATE" means the date first written above in this Agreement.

        1.11 "FDA" means the United States Food and Drug Administration.

        1.12 "FIELD" means the CNS Field and the PNS Field.

        1.13 "FTE" means full-time equivalent scientific personnel.

        1.14 "JOINT COMMERCIALIZATION AGREEMENT" shall have the meaning assigned to it in Section 3.1(a).

        1.15 "JOINT COMMERCIALIZATION ALTERNATIVE" shall have the meaning assigned to it in Section 3.1(a).

        1.16 "KNOW-HOW" means techniques, data, materials and chemicals materially relating to the Field, including, without limitation, inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, patent and legal data or descriptions.

        1.17 "NET SALES OF OTHER PRODUCTS" means the gross amounts invoiced for sales of Other Products by Signal or Nippon Kayaku, as the case may be, and its Affiliates and sublicensees to Third Parties pursuant to one or more of the licenses granted under Article 6 less (a) discounts actually granted, (b) credits or allowances actually granted upon claims, damaged goods, rejections or returns of any such Other Product, including recalls, (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of any such Other Product, to the extent billed and (d) taxes, duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on sales of any such Other Products. Sales of Other Products for use in clinical trials prior to receipt of regulatory approval for such Other Products shall not be included in Net Sales of Other Products.



                                       3.

                      ***Confidential Treatment Requested

        1.18 "NET SALES OF PRODUCTS" means the gross amounts invoiced for sales of Products by Signal or Nippon Kayaku, as the case may be, and its Affiliates and sublicensees to Third Parties pursuant to one or more of the licenses granted under Article 6 less (a) discounts actually granted, (b) credits or allowances actually granted upon claims, damaged goods, rejections or returns of any such Product, including recalls, (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of any such Product, to the extent billed and (d) taxes, duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on sales of any such Products. Sales of Products for use in clinical trials prior to receipt of regulatory approval for such Products shall not be included in Net Sales of Products.

        1.19 "NIPPON KAYAKU KNOW-HOW" means Know-How that is (i) owned or within the Control of Nippon Kayaku or an Affiliate of Nippon Kayaku prior to the end of the Research Term and (ii) necessary or useful for the manufacture, use, sale or import of products pursuant to one or more of the licenses granted under
Article 6, but excluding Nippon Kayaku Patents and Collaboration Know-How.

        1.20 "NIPPON KAYAKU PATENTS" means all Patents owned or Controlled by Nippon Kayaku or an Affiliate of Nippon Kayaku (excluding Collaboration Patents) necessary or useful for the manufacture, use, sale or import of products pursuant to one or more of the licenses granted under Article 6, including, without limitation, any such Patents related to [***], where such Patents cover
(i) inventions made prior to the Effective Date of this Agreement, (ii) inventions made solely by employees or agents of Nippon Kayaku or an Affiliate of Nippon Kayaku after the Effective Date and prior to the end of the Research Term (but specifically excluding Collaboration Patents covered by Section 1.6(iii)), or (iii) inventions which come under the Control of Nippon Kayaku or its Affiliates after the Effective Date and prior to the end of the Research Term; a list of the Nippon Kayaku Patents as of the Effective Date is set forth on Schedule I.

        1.21 "[***]" means the compound Controlled by Nippon Kayaku known as [***] and described on Exhibit A hereto.

        1.22 "OTHER PRODUCT" shall mean any pharmaceutical product based on or derived from a Compound other than a Research Lead.

        1.23 "PATENT" means (i) foreign and domestic Letters Patent including one or more Valid Claims, including any extension (including Supplemental Protection Certificate), registration, confirmation, reissue, continuation, divisional, continuation-in-part, reexamination or renewal thereof, and (ii) pending applications for any of the foregoing.

        1.24 "PATENT COMMITTEE" means the committee established pursuant to
Section 8.2(c) herein.



                                       4.

                      ***Confidential Treatment Requested

        1.25 "PATENT COSTS" means the out-of-pocket fees and expenses paid to outside legal counsel and other Third Parties and filing, prosecution and maintenance expenses incurred in connection with the establishment and maintenance of rights under Patents.

        1.26 "PNS FIELD" means the treatment or prevention of diabetic neuropathy, chemotherapy-induced neuropathy or other neuropathies in humans but specifically excluding therapeutic and diagnostic products directed at pain, lower urinary tract dysfunction and peripheral vascular disease.

        1.27 "PRODUCT" shall mean any pharmaceutical product based on or derived from any Research Lead that is covered by one or more of Signal Patents, Signal Know-How, Nippon Kayaku Patents, Nippon Kayaku Know-How, Collaboration Patents or Collaboration Know-How.

        1.28 "RESEARCH" means all work performed by the Parties or on their behalf pursuant to the Research Plan directed towards or in connection with the discovery, identification and investigation of Research Leads during the Research Term.

        1.29 "RESEARCH LEAD" means a Compound identified by either Party (separately or jointly) pursuant to Research performed during the Research Term showing at least [***] more potency than [***], as decided by the RMC. [***] greater potency will be determined as follows: [***]

        1.30 "RESEARCH MANAGEMENT COMMITTEE" or "RMC" means the committee established pursuant to Section 2.2 herein.

        1.31 "RESEARCH PLAN" means the plan for conducting the Research as described in Section 2.1 hereof and attached as Exhibit B hereto, as such plan may be modified or amended by the RMC from time to time in writing.

        1.32 "RESEARCH TERM" means the period commencing on the Effective Date and ending on the second anniversary of the Effective Date, unless terminated earlier pursuant to Sections 10.2 or 10.3.

        1.33 "REST OF THE WORLD" means the entire world excluding Japan.

        1.34 "ROYALTY ALTERNATIVE" shall have the meaning assigned to it in
Section 3.2.

        1.35 "SIGNAL KNOW-HOW" means Know-How that is (i) owned or within the Control of Signal or an Affiliate of Signal prior to the end of the Research Term and (ii) necessary or useful for the manufacture, use, sale or import of products pursuant to



                                       5.

                      ***Confidential Treatment Requested
one or more of the licenses granted under Article 6, but excluding Signal Patents and Collaboration Know-How.

        1.36 "SIGNAL PATENTS" means all Patents owned or Controlled by Signal or an Affiliate of Signal (excluding Collaboration Patents) necessary or useful for the manufacture, use, sale or import of products pursuant to one or more of the licenses granted under Article 6 where such Patents cover (i) inventions made prior to the Effective Date of this Agreement, (ii) inventions made solely by employees or agents of Signal or an Affiliate of Signal after the Effective Date and prior to the end of the Research Term (but specifically excluding Collaboration Patents covered by Section 1.6(iii)), or (iii) inventions which come under the Control of Signal or an Affiliate of Signal after the Effective Date and prior to the end of the Research Term; a list of the Signal Patents as of the Effective Date is set forth on Schedule II.

        1.37 "THIRD PARTY" means any entity or individual other than Signal, Nippon Kayaku and Affiliates of either.

        1.38 "VALID CLAIM" means a claim of an issued patent which claim has not lapsed, been canceled or become abandoned and has not been declared invalid by a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

                                    ARTICLE 2

                         RESEARCH PHASE OF COLLABORATION

        2.1 RESEARCH. The purpose of the Research is to identify Research Leads that are suitable for development into Products for commercialization in the Field. The Parties agree that the Research shall be conducted as specified in the Research Plan attached hereto as Exhibit B, as such Research Plan may be amended from time to time in writing by the RMC, with each Party to use commercially reasonable and diligent efforts (as defined below) to perform its responsibilities under the Research Plan.

        2.2 RESPONSIBILITIES OF THE RMC. The Parties shall establish a Research Management Committee ("RMC") promptly after the date of the execution of this Agreement. The RMC shall be comprised of three (3) representatives of each Party. The initial members of the RMC are set forth on Schedule III. Either Party may appoint substitute or replacement members of the RMC to serve as their representatives as long as any such substitutes or replacements are persons of comparable standing and authority within the Parties' organizations. Decisions by the RMC shall be made by unanimous vote. The RMC shall have the responsibility and authority to:

               (a)    plan and monitor the Research;



                                       6.

               (b)    review and modify the Research Plan;

               (c)    evaluate the results of the Research;

               (d)    discuss information relating to the Research;

               (e) review scientific publications of the Parties concerning the Research;

               (f)    determine whether a Compound is a Research Lead;

               (g) determine whether a Compound is not suitable for pursuit under the Collaboration; and

               (h) review and approve a protocol of Research furnished by either Party with respect to animal models in the Field.

Either Party may refer any dispute to the appropriate officers of the Parties for consideration and resolution pursuant to Article 12. The RMC shall meet at least once per calendar quarter, with two of such meetings per calendar year being conducted in each of San Diego, California and Tokyo, Japan, or at such other times and places agreed to by the Parties, until the end of the Research Term.

        2.3 DETERMINATION OF RESEARCH LEAD. Upon the identification by one or both of the Parties in the course of the Research of a Research Lead, such Party or Parties shall promptly provide notice thereof (the "Research Lead Notice"), which notice shall include all relevant data regarding such Research Lead, to the RMC and, if applicable, the other Party. The identification of a Research Lead shall give rise to the Parties' rights set forth in Article 3 with respect to such Research Lead. In the event that no Research Lead has been identified on or before the end of the Research Term, the Collaboration shall terminate.

        2.4    KNOW-HOW, REPORTS AND DELIVERY OF COMPOUNDS.

               (a) Each Party shall disclose to the other Party all Collaboration Know-How learned, acquired or discovered by such Party at any time on or before the end of the Research Term, as promptly as is reasonably practicable after such Collaboration Know-How is learned. At the time of effectiveness of any license granted hereunder, Signal and/or Nippon Kayaku, as appropriate under the license granted, (i) shall make available and disclose to the other Party such Signal Know-How or Nippon Kayaku Know-How, as the case may be, known by such Party as of such date, and (ii) shall also disclose any Signal Know-How or Nippon Kayaku Know-How, as the case may be, learned, acquired or discovered by such Party at any time thereafter for so long as such license continues in full force and effect, as promptly as is reasonably practicable after such Signal Know-How or Nippon Kayaku Know-How is learned. The Parties shall exchange at a minimum quarterly written reports (with copies to the RMC) presenting a meaningful summary of



                                       7.

Research done under this Agreement. Each Party shall provide the other with raw data, including QSAR, for work carried out in the course of the Research, if reasonably requested by the other Party. Know-How and other information regarding the Research disclosed by one Party to the other Party pursuant hereto may be used only in accordance with the rights granted under this Agreement.

               (b) All Compounds synthesized in the course of the Research shall first be used for purposes of the Collaboration. When the RMC determines that Compounds are not suitable for pursuit under the Collaboration, then in order to avoid any conflict with its other corporate partners, Signal shall, within thirty (30) days following such determination, test such Compounds in assays under certain other Signal programs; a list of such Signal programs as of the Effective Date is set forth on Schedule IV. In the event that a Compound shows activity in any such assay, Signal shall not be obligated to disclose or provide such Compound to Nippon Kayaku, and no license granted to Nippon Kayaku hereunder with respect to such Compound shall be effective, unless and until such time as Signal is not contractually prohibited from disclosing, providing or licensing such Compound to Nippon Kayaku. In the event that a Compound shows no activity in any such assay or if development of such Compound is discontinued under any such other Signal program, such Compound shall be freely available for use outside the Field by each of the Parties in accordance with the terms of this Agreement.

               (c) It is understood, and the Parties hereby acknowledge and agree, that as Signal chemists develop structure-activity relationships from the active analogues of [***] in the course of the Collaboration, Signal shall, using its database management program, conduct sub-structure searches of the Signal compound library for compounds to screen in the Collaboration, which may include compounds made or acquired with financial support from Signal's existing collaborative partners, as set forth on Schedule IV hereto. Any of these compounds that are not active in such existing partners' assays shall be evaluated in the Collaboration, regardless of whether such compounds were made or acquired as part of such existing partners' programs.

               (d) The mechanism by which Signal will deliver samples and supplies of Compounds to Nippon Kayaku is described in Exhibit C hereto. Signal will provide Nippon Kayaku with the experimental details to reproduce any and all parts of the libraries provided under this Agreement.

        2.5 ANIMAL MODELS. Studies in the Research with respect to animal models in the Field shall be done in the U.S. and in Japan with the RMC's approval. Signal shall be responsible for the conduct of any such studies done in the U.S., and Nippon Kayaku shall be responsible for the conduct of any such studies done in Japan. Costs of animal model studies conducted in the U.S. and in Japan shall be shared equally by the Parties; provided, however, that, at Nippon Kayaku's option and expense, Nippon Kayaku may conduct any such animal model studies Signal does not agree to do.



                                       8.

                      ***Confidential Treatment Requested

        2.6    RESEARCH CONTRIBUTIONS.

               (a) BY SIGNAL. Signal agrees to exert commercially reasonable and diligent efforts to perform its obligations under the Research Plan. In the performance of such work, Signal shall maintain and utilize scientific and other staff (including consultants), laboratories, offices and other facilities consistent with such undertaking. Nippon Kayaku understands that Signal has engaged certain scientific collaborators and consultants to perform research services relating to the Field, and that the efforts of such collaborators and consultants relating to the Field shall be included within the Research to the extent contemplated by the Research Plan. Subject to Nippon Kayaku's fulfillment of its obligation to provide research funding as set forth in Section 4.1, Signal agrees to commit an average of at least [***] FTEs to the Research during the Research Term. Notwithstanding the foregoing, the Parties hereby acknowledge that during the initial calendar quarter of the Research Term, Signal may commit [***] FTEs to the Research.

               (b) BY NIPPON KAYAKU. Nippon Kayaku agrees to exert commercially reasonable and diligent efforts to perform its obligations under the Research Plan. In the performance of such work, Nippon Kayaku shall maintain and utilize scientific and other staff (including consultants), laboratories, offices and other facilities consistent with such undertaking.

               (c) COMMERCIALLY REASONABLE AND DILIGENT EFFORTS. As used herein, the term "commercially reasonable and diligent efforts" will mean, unless the Parties agree otherwise in writing, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to research activities conducted with regard to other products of similar potential and market size. In the event of any unanticipated and severe changes in regulatory affairs or technical developments or in the event of extreme conditions or similar unforeseen events with respect to the Research, the Parties agree to discuss such changed circumstances and appropriate mechanisms to address them.

        2.7 RESEARCH EXPENSES. All expenses of the Research shall be borne by the Party incurring such expenses without contribution from or offset by the other Party, unless otherwise agreed in writing by the Parties or expressly provided herein.

        2.8 VISITING SCIENTISTS. Nippon Kayaku may, at its option, send up to [***] visiting scientists [***], each of whom must be acceptable to Signal) to Signal's facilities in San Diego. Nippon Kayaku shall be responsible for such scientists' salaries and living and other expenses, and Signal shall provide laboratory space and supervision. Such scientists shall sign Signal's standard form of Confidential Disclosure Agreement and shall work exclusively on projects relating to the Research while at Signal's facilities.



                                       9.

                      ***Confidential Treatment Requested

        Signal shall give Nippon Kayaku's scientists full and correct instructions necessary to avoid any loss, damage, death or injury, and Nippon Kayaku shall cause such scientists to obey such instructions.

                                    ARTICLE 3

            DEVELOPMENT AND COMMERCIALIZATION PHASE OF COLLABORATION

        3.1 CO-DEVELOPMENT AND COMMERCIALIZATION OF THE PRODUCTS IN THE FIELD.

               (a) STRUCTURE. Within thirty (30) days following the date of any Research Lead Notice pursuant to which the RMC has determined that a Compound identified in the course of the Research is a Research Lead (the "Election Period"), the Parties will meet to discuss whether to pursue the development of such Research Lead jointly by entering into a joint venture arrangement through the creation of a separate entity or otherwise sharing the expenses and profits of the development and commercialization of Products based on such Research Lead worldwide in the CNS Field and in the Rest of the World in the PNS Field (the "Joint Commercialization Alternative"). If, during the Election Period, the Parties agree to pursue the Joint Commercialization Alternative, the Parties will negotiate in good faith the formal structure of such development and commercialization arrangement pursuant to separate agreement or arrangement (a "Joint Commercialization Agreement"), which shall include the principles set forth in this Section 3.1 and in Exhibit D, within six (6) months following delivery of the Research Lead Notice. A new six (6) month period will commence upon the subsequent delivery of a Research Lead Notice with respect to a different Research Lead or the substitution by the RMC or the Parties of one Research Lead for another. Any such Joint Commercialization Agreement shall specify the Parties' relative rights and responsibilities with respect to continued pre-clinical development, clinical development, and marketing and promotion rights, and shall include all appropriate licenses pursuant to Article 6 hereof.

               (b) PROFITS, LOSSES AND OPERATING EXPENSES. The Joint Commercialization Agreement shall reflect equal sharing by the Parties of Profits and Losses and Operating Expenses for Products based on the applicable Research Lead (except for Products developed and commercialized by Nippon Kayaku pursuant to the license granted under Section 6.1(b)(i)); provided, however, that in the event the Parties agree with respect to a particular country to some other cost-sharing arrangement, Profits and Losses and Operating Expenses in such country will be shared according to costs incurred.

Royalties and license fees payable by either Party (or any joint venture entity formed by the Parties hereunder or under the Joint Commercialization Agreement by the Parties) to Third Parties with respect to such Products shall be treated as an expense. Under any



                                      10.

such Joint Commercialization Agreement, the terms "Profits," "Losses" and "Operating Expenses" would have the meanings given them in Exhibit D.

               (c) CONTRACTING FOR SERVICES. Any such Joint Commercialization Agreement would further contemplate contracting with each Party and/or their Affiliates, or contracting with Third Parties, for services such as pre-clinical and clinical development, clinical trials, regulatory affairs, manufacturing, marketing, promotion, training, distribution and sales of Products. Any such contracting shall be determined by the Parties on a Product-by-Product basis. Each Party and its Affiliates shall provide any such service at cost plus a commercially reasonable mark-up determined with reference to prevailing standards in the industry for similar services.

               (d) SUPPLY OF BULK DRUG SUBSTANCE AND DRUG PRODUCT. The Joint Commercialization Agreement between the Parties shall, at Nippon Kayaku's option, provide for Nippon Kayaku to supply bulk drug substance on a worldwide basis for a percentage of Net Sales of Products on commercially reasonable terms to be negotiated in good faith by the Parties. In anticipation of this supply arrangement, Nippon Kayaku will provide compounds and formulations of Research Leads for all pre-clinical and clinical studies (including toxicology studies) at a price and on such other commercially reasonable terms to be negotiated in good faith by the Parties, and Nippon Kayaku will ensure that its facilities meet all GMP and GLP standards, maintain DMFs and comply with all regulatory requirements necessary to obtain regulatory and marketing approvals. In the event that Nippon Kayaku does not provide such bulk drug substance and such drug product for all pre-clinical and clinical studies (including toxicology studies), then the foregoing option to supply bulk drug substance on a worldwide basis for a percentage of Net Sales of Products shall lapse and be of no further force or effect.

               (e) ADDITIONAL TERMS. The Joint Commercialization Agreement would also provide for: (i) common Product brand names; (ii) common regulatory filings and indications; (iii) common Product positioning and marketing plans; and (iv) with respect to the development and commercialization of Products in the CNS Field, an option to seek Third Party support for funding and/or expertise; provided, however, that, notwithstanding any such Third Party support, Nippon Kayaku shall have the right to develop and commercialize Products jointly with any entity formed by the Parties hereunder or under the Joint Commercialization Agreement in the CNS Field in Japan.

        3.2 ROYALTY ALTERNATIVE IN THE FIELD. In the event that, during the Election Period, one Party (the "non-participating Party") elects not to participate in the development and commercialization of Products, then the other Party, if it elects to proceed with development and commercialization of Products in the Field (the "Royalty Alternative"), shall be solely responsible for the costs of development and commercialization and shall pay to the non-participating Party a royalty of [***] of Net Sales of Products by such Commercializing Party (as defined below) or its Affiliates or sublicensees. In addition, in the event that the Parties have entered into a

                                      11.

                      ***Confidential Treatment Requested

Joint Commercialization Agreement, either Party may thereafter at any time elect by written notice to the other Party to convert to the Royalty Alternative in a particular country and receive the royalty described in the preceding sentence with respect to Net Sales of Products in such country.

                                    ARTICLE 4

                                    PAYMENTS

        4.1 FUNDING FOR RESEARCH. Nippon Kayaku agrees to fund the Research at Signal over a two (2) year period in the aggregate amount of [***] for
(a) the costs and expenses for Signal's committing an average of at least
[***] to the Research, (b) any supervision provided by Signal relating to the Research to the visiting scientists of Nippon Kayaku and (c) the use of Signal's facilities by such visiting scientists of Nippon Kayaku for the purposes of Research. Such amount shall be payable in advance in two (2) installments of [***] within one (1) week following each of the Effective Date and the first anniversary of the Effective Date.

        4.2 NIPPON KAYAKU ROYALTIES ON SALES OF PRODUCTS IN THE PNS FIELD IN JAPAN. In consideration of the license granted to Nippon Kayaku pursuant to
Section 6.1(b)(i), Nippon Kayaku shall pay to Signal a royalty of [***] of Net Sales of Products by Nippon Kayaku, its Affiliates or sublicensees of Products in the PNS Field in Japan.

        4.3    ROYALTIES ON SALES OF PRODUCTS OUTSIDE THE FIELD.

               (a) In consideration of the license granted to Signal under
Section 6.2.1(a), Signal shall pay to Nippon Kayaku a royalty of [***] of Net Sales of Products by Signal, its Affiliates or sublicensees outside the Field plus any pass-through royalties.

               (b) In consideration of the license granted to Nippon Kayaku under Section 6.2.1(b), Nippon Kayaku shall pay to Signal, a royalty of [***] of Net Sales of Products by Nippon Kayaku, its Affiliates or sublicensees outside the Field plus any pass through royalties.

        4.4    ROYALTIES ON SALES OF OTHER PRODUCTS IN THE FIELD

               (a) In consideration of the license granted to Signal under
Section 6.2.2(a), Signal shall pay to Nippon Kayaku a royalty of [***] of Net Sales of Other Products by Signal, its Affiliates or sublicensees in the Field plus any pass-through royalties.

               (b) In consideration of the license granted to Nippon Kayaku under Section 6.2.2(b), Nippon Kayaku shall pay to Signal, a royalty of [***] of Net



                                      12.

                      ***Confidential Treatment Requested

Sales of Other Products by Nippon Kayaku, its Affiliates or sublicensees in the Field plus any pass through royalties.

        4.5    ROYALTIES ON SALES OF OTHER PRODUCTS OUTSIDE THE FIELD.

               (a) In consideration of the license granted to Signal under
Section 6.2.3(a), Signal shall pay to Nippon Kayaku a royalty of [***] of Net Sales of Other Products by Signal, its Affiliates or sublicensees outside the Field plus any pass-through royalties.

               (b) In consideration of the license granted to Nippon Kayaku under Section 6.2.3(b), Nippon Kayaku shall pay to Signal, a royalty of [***] of Net Sales of Other Products by Nippon Kayaku, its Affiliates or sublicensees outside the Field plus any pass through royalties.

        4.6 ROYALTIES UNDER ROYALTY ALTERNATIVE. In the event of election of the Royalty Alternative by a Party pursuant to Section 3.2, the Commercializing Party shall pay to the non-participating Party the royalty specified in Section 3.2.

                                    ARTICLE 5

                               ROYALTY OBLIGATIONS

        5.1 ROYALTIES FOR SALES OF PRODUCTS OR OTHER PRODUCTS. Any royalty obligations of a Party (the "Commercializing Party") shall be subject to the provisions of this Article 4.

        5.2 FOREIGN EXCHANGE. All amounts payable hereunder shall be paid in U.S. dollars. The remittance of royalties payable on Net Sales of Products or Net Sales of Other Products will be payable in U.S. dollars to the Party entitled to receive the royalty hereunder (the "Receiving Party") at a bank and to an account designated by the Receiving Party using the selling rate of exchange for the currency of the country from which the royalties are payable as published by the Wall Street Journal, New York, NY, USA, for the last business day of the quarterly period for which the royalties are due.

        5.3 BLOCKED CURRENCY. In each country where the local currency is blocked and cannot be removed from the country, at the election of the Commercializing Party, royalties accrued in that country shall be paid to the Receiving Party in the country in local currency by deposit in a local bank designated by the Receiving Party.

        5.4 TAXES. The Receiving Party shall pay any and all taxes levied on account of such payments it receives under this Agreement. If laws or regulations require that taxes be withheld, the Commercializing Party will (i) deduct those taxes from the remittable payment, (ii) timely pay the taxes to the proper taxing authority, and (iii) send



                                      13.

                      ***Confidential Treatment Requested
proof of payment to the Receiving Party and certify its receipt by the tax authorities within sixty (60) days following that payment.

        5.5 PAYMENT. Royalty payments under this Agreement shall be made to the Receiving Party or its designee quarterly within sixty (60) days following the end of each calendar quarter for which royalties are due from the Commercializing Party. Each royalty payment shall be accompanied by a report summarizing the Net Sales of Products or Net Sales of Other Products during the relevant three-month period.

        5.6 DURATION. The Commercializing Party shall pay royalties hereunder, on a country by country basis, until the later of: (i) the last to expire Signal Patent or Collaboration Patent (if Nippon Kayaku is the Commercializing Party) or Nippon Kayaku Patent or Collaboration Patent (if Signal is the Commercializing Party), a Valid Claim of which covers the manufacture, use or sale of such Product or Other Product in such country, or (ii) the date ten (10) years after the date of first commercial sale of such Product or Other Product in such country by the Party, its Affiliates, or sublicensees; provided, however, that all royalty obligations of the Parties shall cease thirty (30) years after the Effective Date.

        5.7 ACCOUNTING. The Commercializing Party shall maintain complete and accurate records, consistent with its general internal recordkeeping policies, which are relevant to costs, expenses and payments under this Agreement and shall make its internal sales ledgers for sales of Products or Other Products upon which royalties are payable available during reasonable business hours for a period of five (5) years from creation of individual records for examination of any one calendar year's records at the other Party's expense and not more often than once every two (2) years by a certified public accountant selected by the other Party and reasonably acceptable to the Commercializing Party, audited for the sole purpose of verifying for the inspecting Party the correctness of calculations of such costs, expenses or payments made under this Agreement. If any such audit fails to identify material underpayments (in excess of five percent (5%) of the amounts that should have been paid) by the Commercializing Party for any calendar year audited, the out-of-pocket expenses of both Parties in such audit shall be borne by the Party requesting the audit. If any such material discrepancies are identified by any such audit for any calendar year audited, the Commercializing Party shall reimburse the Party requesting the audit for such discrepancies and shall bear the out-of-pocket expenses of both Parties in such audit. Any records or accounting information received from the other Party shall be Confidential Information for purposes of Article 7.

        5.8 SALES BY SUBLICENSEES. In the event the Commercializing Party grants licenses or sublicenses to Third Parties to make, use and sell a Product or Other Product with respect to which a royalty payment is due hereunder, and the Commercializing Party is not otherwise supplying any Product or Other Product to such licensee or sublicensee, such licenses or sublicenses shall include an obligation for the licensee or sublicensee to



                                      14.

account for and report its Net Sales of such Products or Net Sales of such Other Products on the same basis as if such sales were Net Sales of such Products or Net Sales of such Other Products by the Party granting the license or sublicense, and such Party shall account for, report and pay appropriate royalties to the Party receiving royalties under this Agreement as if the Net Sales of such Products or Net Sales of such Other Products of the sublicensee were Net Sales of such Products or Net Sales of such Other Products of the Party granting the license or sublicense (regardless of whether such Party has actually received payment from the party to whom it granted such license or sublicense), subject to the provisions of Section 5.3 above regarding blocked currency payments.

                                    ARTICLE 6

                                 LICENSE GRANTS

        6.1    LICENSES DURING COLLABORATION.

               (a)    RESEARCH TERM LICENSES.

                      (i) Signal grants to Nippon Kayaku an exclusive, except as to Signal, royalty-free, worldwide license to make and use methods and materials solely to carry out the Research for the discovery, identification and investigation of Compounds in the Field, with the right to grant sublicenses to Affiliates only (except as agreed by the Parties in writing), under Signal Patents, Signal Know-How, Collaboration Patents and Collaboration Know-How, during the Research Term.

                      (ii) Nippon Kayaku grants to Signal an exclusive, except as to Nippon Kayaku, royalty-free, worldwide license to make and use methods and materials solely to carry out the Research for the discovery, identification and investigation of Compounds in the Field, with the right to grant sublicenses to Affiliates only (except as agreed by the Parties in writing), under Nippon Kayaku Patents, Nippon Kayaku Know-How, Collaboration Patents and Collaboration Know-How, during the Research Term.

               (b) LICENSES IN THE PNS FIELD.

                      (i) Signal shall and hereby does grant to Nippon Kayaku an exclusive (even as to Signal), royalty-bearing license, with the right to grant sublicenses, under Signal Patents, Signal Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use and sell Products in the PNS Field solely in Japan.

                      (ii) In the event of the election of the Joint Commercialization Alternative, effective upon execution or consummation by the Parties of a definitive Joint Commercialization Agreement, Signal shall and hereby does grant to Nippon Kayaku or to the joint venture (in the event that a separate joint venture entity is formed), such licenses under Signal Patents, Signal Know-How, Collaboration Patents and



                                      15.

Collaboration Know-How, and Nippon Kayaku shall and does hereby grant to Signal or to the joint venture (in the event that a separate joint venture entity is formed) such licenses under the Nippon Kayaku Patents, Nippon Kayaku Know-How, Collaboration Patents and Collaboration Know-How, as are necessary or useful to make, have made, use, sell and import Products in the PNS Field in the Rest of the World in the manner agreed to by the Parties under the Joint Commercialization Agreement.

                      (iii) In the event of election of the Royalty Alternative, the non-participating Party shall and hereby does grant to the Commercializing Party an exclusive (even as to the non-participating Party) license, with the right to grant sublicenses, under non-participating Party Patents, non-participating Party Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use, sell and import Products in the PNS Field in those countries in the Rest of the World as to which the Royalty Alternative applies.

               (c) LICENSES IN THE CNS FIELD.

                      (i) In the event of the election of the Joint Commercialization Alternative, effective upon execution or consummation by the Parties of a definitive Joint Commercialization Agreement, Signal shall and hereby does grant to Nippon Kayaku or to the joint venture (in the event that a separate joint venture entity is formed), such licenses under Signal Patents, Signal Know-How, Collaboration Patents and Collaboration Know-How, and Nippon Kayaku shall and does hereby grant to Signal or to the joint venture (in the event that a separate joint venture entity is formed) such licenses under the Nippon Kayaku Patents, Nippon Kayaku Know-How, Collaboration Patents and Collaboration Know-How, as are necessary or useful to make, have made, use, sell and import Products in the CNS Field in the manner agreed to by the Parties under the Joint Commercialization Agreement.

                      (ii) In the event of election of the Royalty Alternative, the non-participating Party shall and hereby does grant to the Commercializing Party an-exclusive (even as to the non-participating Party) license, with the right to grant sublicenses, under non-participating Party Patents, non-participating Party Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use, sell and import Products in the CNS Field in those countries as to which the Royalty Alternative applies.

The licenses granted pursuant to subsections (b)(ii) and (c)(i) above shall be subject to the obligation of the Parties to share Profits and Losses and Operating Expenses in accordance with Section 3.1 above and shall not be royalty-bearing.



                                      16.

        6.2    COMMERCIALIZATION LICENSES.

               6.2.1  PRODUCTS OUTSIDE THE FIELD.

               (a) Nippon Kayaku shall and hereby does grant to Signal a co-exclusive (with Nippon Kayaku), worldwide, royalty-bearing license, with the right to grant sublicenses, under Nippon Kayaku Patents, Nippon Kayaku Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use and sell Products outside the Field, subject to the Parties' rights and obligations under Section 4.3; and

               (b) Signal shall and hereby does grant to Nippon Kayaku a co-exclusive (with Signal), worldwide, royalty-bearing license, with the right to grant sublicenses, under Signal Patents, Signal Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use and sell Products outside the Field, subject to the Parties' rights and obligations under Section 4.3.

Promptly following the effectiveness of such license grants, each Party shall deliver to the other Party copies of all confidential information and materials relating to the applicable Patents and Know-How to enable such other Party to fully utilize the license rights granted hereunder.

               6.2.2  OTHER PRODUCTS IN THE FIELD.

        Effective upon expiration of the Research Term:

               (a) Nippon Kayaku shall and hereby does grant to Signal a co-exclusive (with Nippon Kayaku), worldwide, royalty-bearing license, with the right to grant sublicenses, under Nippon Kayaku Patents, Nippon Kayaku Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use and sell Other Products in the Field, subject to the Parties' rights and obligations under Section 4.4; and

               (b) Signal shall and hereby does grant to Nippon Kayaku a co-exclusive (with Signal), worldwide, royalty-bearing license, with the right to grant sublicenses, under Signal Patents, Signal Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use and sell Other Products in the Field, subject to the Parties' rights and obligations under
Section 4.4.

               6.2.3  OTHER PRODUCTS OUTSIDE THE FIELD.

        Effective upon expiration of the Research Term:

               (a) Nippon Kayaku shall and hereby does grant to Signal a co-exclusive (with Nippon Kayaku), worldwide, royalty-bearing license, with the right to grant sublicenses, under Nippon Kayaku Patents, Nippon Kayaku Know-How, Collaboration



                                      17.

Patents and Collaboration Know-How to make, have made, use and sell Other Products outside the Field, subject to the Parties' rights and obligations under
Section 4.5; and

               (b) Signal shall and hereby does grant to Nippon Kayaku a co-exclusive (with Signal), worldwide, royalty-bearing license, with the right to grant sublicenses, under Signal Patents, Signal Know-How, Collaboration Patents and Collaboration Know-How to make, have made, use and sell Other Products outside the Field, subject to the Parties' rights and obligations under
Section 4.5.

        6.3 SUBLICENSES. Each Party shall notify any permitted sublicensee hereunder of all rights and obligations of such Party under this Agreement licensed to such sublicensee. Upon termination of this Agreement for breach pursuant to Section 10.2, no existing sublicenses granted by the defaulting or terminating Party shall be affected by such termination, and all such sublicenses shall remain in effect according to their terms as sublicenses of the non-defaulting Party.

                                    ARTICLE 7

                          CONFIDENTIALITY; PUBLICATIONS

        7.1    CONFIDENTIALITY; EXCEPTIONS.

               (a) NONDISCLOSURE. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the term of this Agreement and a ten (10) year period thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose, other than as provided for in this Agreement, any Know-How, information included in any pending application included in the applicable Patents or other materials furnished to it by the other Party pursuant to this Agreement or developed or acquired in connection with the Collaboration (collectively, "Confidential Information").

               (b) EXCEPTIONS. The restrictions under this Section 7.1 shall not apply to the extent that it can be established by the receiving Party that such Confidential Information:

                      (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                      (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                      (iii) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or



                                      18.

                      (iv) is lawfully received by the receiving Party from a Third Party who does not acquire it, directly or indirectly, from the other Party under an obligation of confidence after its disclosure.

        7.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that a Party making any such disclosure will give prompt notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and to minimize the extent of such disclosure. Each Party also may disclose to its collaborators for the Collaboration, under confidentiality obligations, Confidential Information developed by such Party during the course of this Collaboration.

        7.3 PUBLICATIONS. Either Party may publish or present the results of the Research subject to the prior review by the other Party for patentability and protection of Confidential Information. Each party (the "submitting Party") shall provide to the other the opportunity to review any proposed abstract, manuscript or presentation which covers the results of the Research by delivering a copy thereof to the other Party (the "reviewing Party") no less than forty-five (45) days before its intended submission for publication or presentation. The reviewing Party shall have thirty (30) days from its receipt of any such abstract, manuscript or presentation in which to notify the submitting Party in writing of any specific concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. In the absence of such a notice within such thirty (30) day period, the publication or presentation of such abstract, manuscript or presentation shall be deemed approved by the reviewing Party. In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such Confidential Information until the reviewing Party is given a reasonable period of time (not to exceed forty-five
(45) days) to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. Each Party also agrees to delete from any such proposed publication any Confidential Information of the other Party upon its reasonable request based upon the commercial value of the secrecy of such Confidential Information.

        7.4 PUBLIC DISCLOSURE. The Parties shall agree to the public announcement of the execution of this Agreement excluding provisions relating to economical conditions; provided, however, that the Parties shall negotiate the contents of the public announcement with each other and decide on them prior to the public announcement. Thereafter, the Parties shall consult and agree with each other prior to the issuances of any press releases that discuss aspects of the Collaboration; provided, however, that each



                                      19.

Party shall be entitled to make public disclosures required by law, including compliance with securities laws.

                                    ARTICLE 8

              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

        8.1 OWNERSHIP OF COLLABORATION PATENTS; NIPPON KAYAKU PATENTS; SIGNAL PATENTS. Nippon Kayaku and Signal shall be joint owners of all Collaboration Patents with all ownership rights under such Collaboration Patents as fully entitled by law, subject only to the licenses expressly granted herein. The Parties agree to take all such actions, including execution of all documents, necessary or appropriate so that the Collaboration Patents shall be owned jointly by Nippon Kayaku and Signal. Nippon Kayaku shall retain all right, title and interest in and to any Nippon Kayaku Patents, subject only to the licenses expressly granted herein. Signal shall retain all right, title and interest in and to any Signal Patents, subject only to the licenses expressly granted herein. Each Party acknowledges and agrees, subject to the first sentence of this Section 8.1, that any and all discoveries, know-how, inventions, methods and ideas and the like made or discovered solely by its officers, employees, consultants or agents shall be owned solely by it and that any and all discoveries, know-how, inventions, methods, ideas and the like made jointly by officers, employees, consultants or agents of each will be jointly owned, as determined in accordance with the rules of inventorship under United States patent law.

        8.2    PATENT FILINGS.

               (a) NIPPON KAYAKU PATENTS. Nippon Kayaku shall supervise and direct patenting of all inventions covered by any Nippon Kayaku Patents, and shall file and prosecute all patent applications covering any Nippon Kayaku Patents. All Patent Costs and Nippon Kayaku's internal costs and expenses of filing, prosecuting and maintaining the Nippon Kayaku Patents shall be borne by Nippon Kayaku. Nippon Kayaku shall maintain all Patents that issue on such applications.

               (b) SIGNAL PATENTS. Signal shall supervise and direct patenting of all inventions covered by any Signal Patents, and shall file and prosecute all patent applications covering any Signal Patents. All Patent Costs and Signal's internal costs and expenses of filing, prosecuting and maintaining the Signal Patents shall be borne by Signal. Signal shall maintain all Patents that issue on such applications.

               (c) COLLABORATION PATENTS. The responsibility for the preparation, filing, prosecution and maintenance of Collaboration Patents will be administered through a Patent Committee comprised of two (2) members: one (1) appointed by Signal and one (1) appointed by Nippon Kayaku. The Parties intend that:



                                      20.

                      (i) The Patent Committee shall meet together at such site and timing or conduct discussion by means of telephone calls, by letter, by telefax or by E-mail at such site and means, as may be agreed by the Parties. Each Party shall pay its own costs in attending Patent Committee meetings. The Patent Committee shall provide reports to the RMC on a semi-annual basis of the status of the Collaboration Patents. Either Party may refer any dispute to the appropriate officers of the Parties for consideration and resolution pursuant to
Article 12;

                      (ii) Unless otherwise determined by the Patent Committee, the supervision and direction of patenting of all inventions covered by the Collaboration Patents, and filing and prosecution of all patent applications covering Collaboration Patents, shall be the responsibility of Signal in the United States and shall be the responsibility of Nippon Kayaku in Japan; and

                      (iii) The Parties shall share equally the Patent Costs of preparing, filing, prosecuting and maintaining the Collaboration Patents and shall each bear their own internal costs and expenses of filing, prosecuting and maintaining the Collaboration Patents.

               (d) COOPERATION. Each Party agrees to cooperate with the Party responsible for the filing, prosecution and maintenance of Patents. Such cooperation will include the execution of all documents necessary or appropriate for such responsible Party to fulfill its obligations hereunder.

               (e) RESTRICTIONS ON TRANSFER. No Collaboration Patents shall be assigned, transferred or licensed by a Party to any Third Party without the prior written consent of the other Party; provided, however, that a Party may, without the consent of the other Party, grant sublicenses under Section 6.2.2 or 6.2.3.

               (f) ELECTION NOT TO PURSUE. If a Party decides, at any time, not to file or maintain any Patent as provided hereunder, it shall give the other Party notice to this effect and upon such notice such other Party shall have the right, but not the obligation, to file and maintain such Patent, in its own name and at its own expense, and, if it so elects to file and maintain, then the Party deciding not to so file or maintain shall assign to such other Party the rights in such Patent.

        8.3    ENFORCEMENT RIGHTS.

               (a) DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use or sale of any pharmaceutical product subject to any of the licenses granted under Article 6 during the term of this Agreement, the Party commercializing such product shall control the defense of such claim at its initial cost and expense; provided, however, that in the event that such matter includes claims with respect to the Collaboration Patents or



                                      21.

Collaboration Know-How, the RMC (or, if after the Research Term, the Parties mutually) shall determine how to respond to such claim, and shall control the defense of such claim, with the initial cost and expense of such defense to be shared equally by the Parties. No settlement shall be entered into without the prior written consent of the Party commercializing any such product if such settlement would adversely affect its interests, which consent shall not be unreasonably withheld.

               (b) INFRINGEMENT BY THIRD PARTIES WITH RESPECT TO PRODUCTS DURING RESEARCH TERM. If any Signal Patent, Nippon Kayaku Patent or Collaboration Patent is infringed by a Third Party in any country in connection with the manufacture, use and sale of any pharmaceutical product subject to any of the licenses granted under Article 6 in such country during the Research Term, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. In the event a Collaboration Patent is infringed by a Third Party, the RMC shall control any action or proceeding with respect to such infringement, at its expense by counsel of its choice, and the Parties shall share equally in the costs thereof. In the case of Signal Patents or Nippon Kayaku Patents, the Party owning or Controlling such Patent shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement, by counsel of its own choice, and the other Party shall have the right, at its own expense, to be represented in any action involving any such Patent by counsel of its own choice. If the Party owning or Controlling such Patent fails to bring an action or proceeding within a period of sixty (60) days after having knowledge of infringement of such Patent and such infringement would have a commercially significant adverse effect on such products, the other Party shall have the right to bring and control any such action by counsel of its own choice, and the first Party shall have the right to be represented in any such action by counsel of its own choice at its own expense. If one Party brings any such action or proceeding, the other Party agrees to be joined as a Party plaintiff if necessary to prosecute the action and to give the first Party reasonable assistance and authority to file and prosecute the suit.

               (c) INFRINGEMENT BY THIRD PARTIES WITH RESPECT TO PRODUCTS AFTER RESEARCH TERM. If any Signal Patent, Nippon Kayaku Patent or Collaboration Patent is infringed by a Third Party in any country in connection with the manufacture, use or sale of any pharmaceutical product subject to this Agreement in such country following the Research Term and prior to any termination of the Collaboration, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. In the event that the Parties have entered into a Joint Commercialization Agreement, infringement matters shall be handled in the manner specified in such Agreement. Otherwise, the Commercializing Party shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of any Signal Patent, Nippon Kayaku Patent or Collaboration Patent,



                                      22.

by counsel of its own choice, and the other Party shall have the right, at its own expense, to be represented in any action involving any of its Patents or any Collaboration Patent by counsel of its own choice. If the Commercializing Party fails to bring an action or proceeding within a period of sixty (60) days after having knowledge of infringement of such Patent and such infringement would have a commercially significant adverse effect on such products, the other Party shall have the right to bring and control any such action by counsel of its own choice, and the Commercializing Party shall have the right to be represented in any such action by counsel of its own choice at its own expense. If one Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff if necessary to prosecute the action and to give the first Party reasonable assistance and authority to file and prosecute the suit.

               (d) MONETARY AWARDS. Any damages or other monetary awards recovered shall be allocated first, to the costs and expenses of the Party bringing suit, and the costs and expenses, if any, of the other Party. Any amounts remaining shall be allocated as follows: (i) in accordance with the allocation of Profits and Losses if the Parties have entered into a Joint Commercialization Agreement, or (ii) to the Party bringing the suit, which amounts shall be treated as Net Sales of Products or Net Sales of Other Products subject to the applicable royalty obligations set forth in this Agreement. A settlement or consent judgment or other voluntary final disposition of a suit under Sections 8.4(b) or (c) may not be entered into without the prior written consent of the Party not bringing the suit.

               (e) INFRINGEMENT OF COLLABORATION PATENTS OUTSIDE THE FIELD. With respect to infringement of the Collaboration Patents outside the Field, the Parties shall consult with each other regarding the institution, prosecution and control of any action or proceeding with respect to the infringement of any of the Collaboration Patents. In the absence of agreement, each Party may proceed in such manner as the law permits. Each Party shall bear its own expenses, with any recovery allocated pro rata according to costs and any excess shared equally by the Parties.

                                    ARTICLE 9

                   REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY

        9.1 REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants and covenants as follows:

               (a) BINDING OBLIGATION. This Agreement is legally and validly binding upon each Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.



                                      23.

               (b) NO CONFLICTING GRANTS. Except as set forth in Section 2.4(b) and Schedule IV hereto, each Party has not granted, and during the term of the Agreement will not grant, any right to any Third Party relating to its respective technology including Know-How and Patents in the Field which would conflict with the rights granted to the other Party hereunder.

               (c) VALID LICENSE. Each Party owns or Controls under valid licenses with right of sublicense all of the rights, title and interest in and to its Know-How. Each Party warrants that to the best of its knowledge, except as otherwise disclosed, no license, sublicense or any of its Patents for which the other Party is granted rights hereunder is invalid as of the Effective Date and each Party will inform the other Party immediately if it makes any determination to the contrary.

               (d) NO THIRD PARTY LICENSES NEEDED. Neither Party is currently aware of any license from any Third Party (other than any license such Party has previously obtained) necessary to enable the Parties to conduct the Research contemplated by the Research Plan or commercialize the pharmaceutical products contemplated by this Agreement.

        9.2 LIMITATION ON WARRANTIES. Nothing herein shall be construed as a representation or warranty by either Party to the other that any Patent or Know-How or other intellectual property right owned or Controlled by such Party is valid, enforceable, or not infringed by any Third Party, or that the practice of such rights does not infringe any property right of any Third Party. Neither Party makes any warranties, express or implied, concerning the success of the Research, or the commercial utility of Research Leads or any pharmaceutical products developed or commercialized hereunder.

EXCEPT AS EXPRESSLY MADE HEREIN, EACH PARTY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OF ANY PRODUCT, OR ANY REPRESENTATION OR WARRANTY THAT A PRODUCT ENCOMPASSED BY THE RIGHTS LICENSED HEREUNDER WILL NOT INFRINGE ANY THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS.

        9.3 NEGATIVE COVENANTS. Each Party hereby covenants to the other that such Party shall not use or practice the other Party's Patents or Know-How in any field or in any manner except as specifically licensed under this Agreement.



                                      24.

                                   ARTICLE 10

                              TERM AND TERMINATION

        10.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the later of (i) the conclusion of the Collaboration between the Parties or (ii) the date on which all royalty obligations of the Parties cease pursuant to Section 5.6.

        10.2   TERMINATION FOR BREACH.

               (a) BREACH BY SIGNAL. If Signal materially breaches this Agreement at any time, and has not cured such breach within ninety (90) days after written notice thereof from Nippon Kayaku, then Nippon Kayaku shall have the right to terminate this Agreement effective upon written notice thereof, whereupon (i) all licenses granted by Nippon Kayaku to Signal hereunder shall terminate and revert to Nippon Kayaku, (ii) all licenses granted to Nippon Kayaku shall remain in full force and effect so long as Nippon Kayaku is not in breach of its obligations to Signal under this Agreement and (iii) Signal shall return to Nippon Kayaku all Confidential Information of Nippon Kayaku.

               (b) BREACH BY NIPPON KAYAKU. If Nippon Kayaku materially breaches this Agreement, at any time, and has not cured such breach within ninety (90) days after written notice thereof from Signal, then Signal shall have the right to terminate this Agreement effective upon written notice thereof, whereupon (i) all licenses granted by Signal to Nippon Kayaku hereunder shall terminate and revert to Signal, (ii) all licenses granted to Signal shall remain in full force and effect so long as Signal is not in breach of its obligations to Nippon Kayaku under this Agreement and (iii) Nippon Kayaku shall return to Signal all Confidential Information of Signal.

        10.3 TERMINATION FOR BANKRUPTCY. Either Party hereto shall have the right to terminate this Agreement forthwith by written notice to the other Party
(i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party, or (iii) if the other Party shall make or execute an assignment for the benefit of creditors.

        10.4 SURVIVING RIGHTS. In addition to the rights described in Section 10.2, the obligations and rights of the Parties under Sections 6.3, 8.1, 8.2(c), 8.2(d), 10.4, 10.5, 10.6, 11.1 and 11.2 and Articles 5, 7, 12 and 13 shall survive termination or expiration of this Agreement.

        10.5 ACCRUED RIGHTS, SURVIVING. Termination or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration, including, without



                                      25.

limitation, any payment obligations of the Parties and any and all damages arising from any breach hereunder. Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

        10.6 TERMINATION NOT SOLE REMEDY. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein.

                                   ARTICLE 11

                           INDEMNIFICATION; INSURANCE

        11.1 RESEARCH AND DEVELOPMENT INDEMNIFICATION. Each Party (the "Indemnifying Party") shall indemnify, defend and hold the other Party (the "Indemnified Party") harmless from and against any and all suits, judgments, damages, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys' fees ("Losses"):

               (a) arising out of (i) any injuries to person and/or damage to property resulting from negligent acts of the Indemnifying Party performed in carrying out the Research hereunder, including failure by the Indemnifying Party to provide the Indemnified Party with any Know-How of the Indemnifying Party which, if timely received, would have avoided injury, death or damage, provided such failure to provide such Know-How is due to negligence on the part of the Indemnifying Party, or (ii) personal injury to the Indemnified Party's employees or agents or damage to the Indemnified Party's property resulting from acts performed by, under the direction of, or at the request of the Indemnifying Party (other than acts otherwise required to be performed by the Indemnified Party by this Agreement) in carrying out activities contemplated by this Agreement; or

               (b) with respect to pharmaceutical products covered by this Agreement (determined on a country-by-country basis), resulting directly from the manufacture, use, handling, storage, sale or other disposition of chemical agents or such products by the Indemnifying Party, its Affiliates, agents or sublicensees, except to the extent such Losses result directly from the negligence of the Indemnified Party, its Affiliates, agents or sublicensees.

        11.2 INDEMNIFICATION PROCEDURES. In the event that Indemnified Party is seeking indemnification under Section 11.1, it shall inform the Indemnifying Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall



                                      26.

cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

        11.3 INSURANCE. The Parties will work with one another to coordinate appropriate insurance coverage for the activities contemplated by the Parties under this Agreement.

                                   ARTICLE 12

                               DISPUTE RESOLUTION

        12.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 12 if and when such a dispute arises between the Parties.

        12.2   DISPUTE RESOLUTION PROCEDURES.

               (a) If the Parties or the RMC cannot resolve the dispute within twenty (20) days of formal request by either Party to the other, any Party may, by written notice to the other (the "Dispute Notice"), have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated officers are as follows:

          For Nippon Kayaku:       Head, Research & Development Division
                                   Pharmaceuticals Group

          For Signal:              Chief Executive Officer

               (b) Any such dispute arising out of or relating to this Agreement which is not resolved between the Parties or the designated officers of the Parties pursuant to the foregoing shall be resolved by final and binding arbitration conducted in Honolulu, Hawaii, USA under the current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"); provided, however, that depositions shall be permitted as follows: each Party may take no more than seven (7) depositions with a maximum of six (6) hours of examination time per deposition, and each such deposition shall take place in Honolulu, Hawaii, USA, unless otherwise agreed by the Parties. The arbitration shall be conducted by three (3) arbitrators who are knowledgeable in the subject matter which is at issue in the dispute and who are selected by mutual agreement of the Parties or, failing such agreement, shall be selected according to the AAA rules. In conducting the arbitration, the arbitrators shall be able to decree any and all relief of an equitable



                                      27.

nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction or replevin of property. The arbitrators shall also be able to award actual, general or consequential damages, but shall not award any other form of damages (i.e., punitive damages). The Parties shall share equally the arbitrators' fees and expenses pending the resolution of the arbitration unless the arbitrators, pursuant to their right but not their obligations, require the nonprevailing Party to bear all or any portion of the costs of the prevailing Party. The decision of the arbitrators shall be final and may be sued on or enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of such Party.

                                   ARTICLE 13

                                  MISCELLANEOUS

        13.1 ASSIGNMENT.

               (a) TO AFFILIATES. Notwithstanding any provision of this Agreement to the contrary, either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

               (b) ON SALE OF COMPANY. Either Party may also assign its rights or obligations under this Agreement in connection with the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other Party. This Agreement shall survive any merger of either Party with or into a Third Party and no consent for a merger or similar reorganization shall be required hereunder; provided, that in the event of such merger or in the event of a sale of all assets, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

               (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

        13.2 RESEARCH AND DEVELOPMENT ENTITIES. Either Party may assign its rights and obligations under this Agreement to an entity or entities (e.g., partnership or corporation) that are specifically formed for financial purposes that would not jeopardize the collaboration hereunder and that finance research and development performed by such Party, which entity able to carry out such Party's obligations hereunder; provided, however, that such assignment shall not relieve the assigning Party of responsibility for performance of its obligations under this Agreement.

        13.3 CONSENTS NOT UNREASONABLY WITHHELD. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that



                                      28.

consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

        13.4 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

        13.5 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or useful in order to carry out the purposes and intent of this Agreement.

        13.6 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name "Signal" or "Nippon Kayaku" or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

        13.7 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

               If to Signal, to:            Signal Pharmaceuticals, Inc.
                                            5555 Oberlin Drive
                                            San Diego, CA  92121
                                            Attention:    Alan J. Lewis, Ph.D.
                                                         Chief Executive Officer
                                            Telephone:    (619) 558-7500
                                            Telecopy:     (619) 558-7513



                                      29.

               If to Nippon Kayaku, to:     Nippon Kayaku Co., Ltd.
                                            Tokyo Fujimi Building
                                            11-2, Fujimi 1-chome
                                            Chiyoda-ku, Tokyo 102
                                            Japan
                                            Attention:    Mr. Motonobu Yazaki
                                                          Managing Director
                                            Telephone: 03-3237-5011
                                            Telecopy: 03-3237-5081

        13.8 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

        13.9 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes and economic terms of this Agreement are to be effectuated.

        13.10 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

        13.11 COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

        13.12 ENTIRE AGREEMENT. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understanding between the Parties, except the Secrecy Agreement and the Material Transfer Agreement. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.



                                      30.

        13.13 GOVERNING LAW. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of California and the federal law of the United States of America, without regard to conflicts of law rules.

        13.14 HEADINGS. The Article headings and Section headings are placed herein merely as a matter of convenience and are not to be constructed as a part of this Agreement.


                                      31.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

                                       NIPPON KAYAKU CO., LTD.


                                       By: /s/ MOTONOBU YAZAKI
                                          --------------------------------------

                                       Name: Motonobu Yazaki
                                            ------------------------------------

                                       Title: Managing Director
                                             -----------------------------------


                                       SIGNAL PHARMACEUTICALS, INC.


                                       By: /s/ ALAN LEWIS
                                          --------------------------------------

                                       Name: Alan Lewis
                                            ------------------------------------

                                       Title: Pres/CEO
                                             -----------------------------------



                                      32.

                                    EXHIBIT A

                                     [***]






                                      33.



                      ***Confidential Treatment Requested

                                    EXHIBIT B

                                  RESEARCH PLAN


                                     [***]



                                      34.

                      ***Confidential Treatment Requested

                                    EXHIBIT C

[***]

                                       35.


                      ***Confidential Treatment Requested

                                    EXHIBIT D

                     PROFITS, LOSSES AND OPERATING EXPENSES

        For purposes of the Joint Commercialization Agreement, the terms set forth below shall have the following meaning (all references to "overhead" in this Exhibit D shall be determined in accordance with generally accepted accounting principles):

        1. "ADVERTISING AND EDUCATION EXPENSE" means costs, including direct overhead directly attributable to the Collaboration but excluding other overhead, incurred by a Party or for its account which are specifically identifiable to the advertising and marketing of Products, and related professional education, of a Product and consistent with a marketing plan and budget mutually acceptable to the Parties; provided, however, that such term shall exclude Selling and Promotion Expenses.

        2. "CLINICAL DEVELOPMENT COSTS" means costs, including direct overhead directly attributable to the Collaboration but excluding other overhead, incurred by a Party or for its account, specifically identifiable to the development of a Product, which is aimed at achieving regulatory approval to market such Product or an expanded or significantly modified label for a Product as to which regulatory approval to market such Product has been previously obtained, including Cost of Goods for Product for use in clinical trials and costs incurred with regulatory submissions, wages and benefits to the extent employees work on clinical trials or regulatory submissions (calculated on a full-time equivalent basis) and investigator grants and laboratory materials.

        3. "COST OF GOODS" means the cost of Products shipped in either bulk or final therapeutic form, as the Parties may then agree. As used herein, the cost of Products means (i) in the case of products and services acquired from Third Parties, payments made to such Third Parties, and (ii) in the case of manufacturing services performed by the Parties, including manufacturing services in support of Third Party manufacturing, the actual unit costs of manufacture in bulk form or final manufacturing, as the case may be, plus the variances and other costs specifically provided for herein. Actual unit costs shall consist of direct material and direct labor costs plus manufacturing overhead directly attributable to the Products at standard, all calculated in accordance with reasonable cost accounting methods, consistently applied, of the Party performing the work.

        Direct material costs shall include the costs incurred in purchasing materials, including sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components.

        Direct labor shall include the cost of employees engaged in direct manufacturing activities and direct or indirect quality control and quality assurance activities who are directly employed in Product manufacturing and packaging.


                                       36.

        Overhead attributable to the Products shall include a reasonable allocation of indirect labor (not previously included in direct labor), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs. Such allocations shall be in accordance with reasonable cost accounting methods, consistently applied, of the Party performing the work.

        4. "DISTRIBUTION COSTS" means the costs, including direct overhead directly attributable to the Collaboration but excluding other overhead, incurred by a Party or for its account, specifically identifiable to the distribution of a Product to a Third Party including (i) handling and transportation to fulfill orders (excluding such costs, if any, treated as a deduction in the definition of Net Sales), (ii) customer services including order entry, billing and adjustments, inquiry and credit and collection, and
(iii) direct cost of facilities utilized for the storage and distribution of Products.

        5. "LOSSES" means Net Sales of Products less Operating Expenses, if such amount is less than zero (0).

        6. "OPERATING EXPENSES" means (i) Clinical Development Costs, (ii) Cost of Goods, (iii) Distribution Costs, (iv) Selling and Promotion Expenses, (v) Advertising and Education Expenses, (vi) royalties payable to a Third Party for the manufacture, use or sale of Products, (vii) the direct costs of ongoing medical studies to support such Product, excluding overhead, (viii) direct expenses associated with market withdrawals, field adjustments or recalls, (ix) capital expenditures specifically identifiable to the development and commercialization of Products (and not otherwise included herein), and (x) direct expenses relating to selling by non-Affiliates, training, adverse event reporting, patents and trademarks.

        7. "PROFITS" means Net Sales of Products less Operating Expenses, if such amount is greater than or equal to zero (0).

        8. "SELLING AND PROMOTION EXPENSES" means costs incurred to operate and maintain the sales force which promotes Products, sales bulletins and other communications, sales meetings, specialty sales forces, consultants, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force, and other ancillary services.


                                       37.

                                   SCHEDULE I


                                     [***]



                      ***Confidential Treatment Requested

                                   SCHEDULE II

                                     [***]



                      ***Confidential Treatment Requested

                                  SCHEDULE III

                INITIAL MEMBERS OF RESEARCH MANAGEMENT COMMITTEE

Initial Signal Representatives:

        [***]

Initial Nippon Kayaku Representatives:

        [***]





                                      42.


                      ***Confidential Treatment Requested

                                   SCHEDULE IV

                             CERTAIN SIGNAL PROGRAMS

        1.     Molecular Targets

               [***]

        2.     Cell Based Targets

               [***]

        3.     Viral Targets

               [***]



                                      43.

                      ***Confidential Treatment Requested